News Release

FREYR Battery Reports Second Quarter 2023 Results

New York, Oslo, and Luxembourg, August 10, 2023, FREYR Battery (NYSE: FREY) (“FREYR” or the “Company”), a developer of clean, next-generation battery cell production capacity, today reported financial results for the second quarter of 2023.
Highlights of the Second Quarter 2023 and Subsequent Events:
•In a separate press release published this morning and available on FREYR’s website, FREYR announced appointments to the Company’s senior management team and Board of Directors in accordance with an established succession plan. Former Microsoft executive Birger Steen has been appointed as FREYR’s CEO effective August 21st, and to FREYR’s Board of Directors, effective immediately. FREYR’s Co-founder and CEO, Tom Einar Jensen has been appointed Executive Chair of FREYR’s Board of Directors, effective immediately; and FREYR’s Founder and Executive Chair, Torstein Dale Sjøtveit, is retiring effective immediately. Mr. Steen brings more than 30 years of technology sector senior leadership and Board of Directors experience in roles at companies including Microsoft Corp. (NASDAQ: MSFT; “Microsoft”), McKinsey & Co., and Scandinavia Online AS. In his new role as Executive Chair, Tom Einar Jensen will focus on key business development initiatives, capital formation activities, and engagement with FREYR’s capital providers.
•FREYR’s Board of Directors has approved an action plan to redomicile FREYR’s corporate holding company from Luxembourg to the United States with the intention to complete the process by year-end 2023. The expected benefits of redomiciling to the U.S. are dramatically expanded equity index eligibility, strategic alignment with the Company’s investors and other key stakeholders supporting maximization of the U.S. Inflation Reduction Act (“IRA”) subsidies, support for the application process under U.S. Department of Energy (“DOE”) Loan Programs Office, and enhanced corporate governance protocols.
•In July, FREYR announced that the Company was awarded a €100 million grant from the European Union Innovation Fund (“EUIF”) to support the development of the Giga Arctic project in Mo i Rana, Norway. The grant, which is expected to be funded during the construction of Giga Arctic and over time with GHG avoidance, is aligned with the EUIF’s efforts to promote localized production of battery solutions in the European Economic Area.
•In June, FREYR hosted its inaugural Capital Markets Day at the New York Stock Exchange, during which the Company announced that it reached the key milestone of assembling and successfully charging the first semi-automatically produced battery unit cells at the Customer Qualification Plant (“CQP”) in Mo i Rana, Norway. In the weeks following the Capital Markets Day, FREYR’s operations team have continued to conduct testing workstreams and complete commissioning packages, highlighted by the start of a testing program for FREYR’s first long-term sales agreement customer, Nidec Corporation (TSE: 6594; “Nidec”).
•In June, FREYR entered into a Heads of Terms (“HoT”) agreement with Sunwoda Mobility Energy Technology Co., Ltd. (“Sunwoda”) to form a partnership with the intention to expand business in the western hemisphere based on Sunwoda’s conventional technology.
“Following the landmark achievement of assembling and successfully charging our first cells at the CQP in June, our teams have continued to make meaningful progress towards key milestones that will drive technology validation, capital formation, and the consummation of key strategic and commercial partnerships,” remarked Tom Einar Jensen, FREYR’s Co-Founder and Executive Chair. “Notably, the CQP remains on track with our previously
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communicated production plan, and negotiations for the Giga America project-equity raise are intensifying. As we continue our operational journey in the second half of 2023, FREYR is pursuing several catalysts to unlock shareholder value and enhance our competitive position.”
Mr. Jensen added, “I am also delighted to welcome Birger Steen as our incoming CEO and as a Board member. I look forward to collaborating closely with him, FREYR’s Board of Directors, and our entire leadership team to spearhead corporate development and capital formation initiatives. As I assume the responsibilities of Executive Chair from Torstein, I feel deep gratitude for his dedicated stewardship of FREYR and his mentorship in our formational years. On behalf of FREYR’s investors, Board of Directors, leadership team, and employees, I wish to extend our heartfelt thanks for his contributions – we wish Torstein all the best in his retirement.”

Business Update
•FREYR’s operations team continues to execute the Company’s production plan and is on track to achieve key milestones at the CQP. In the weeks following the Company reaching the landmark achievement in June of assembling and successfully charging the first semi-automated battery unit cells, FREYR has now completed the handovers of 321 of 386 commissioning packages integrating the 35 production line equipment sections and finalizing building and infrastructure works, with a total of 343 packages completed and awaiting final sign off. The teams at the CQP have also commenced a testing program for Nidec, during which the Company will demonstrate semi-automated production of cells with full automation of the production process expected to follow.
•FREYR continues to execute the Company’s plan to fast-track development of Giga America. Management presentations to select strategic and financial sponsors to support a targeted $1 billion raise of project-level equity for Phase 1a have been ongoing since June with closing anticipated in early 4Q 2023. Additionally, FREYR has launched the application process with the U.S. DOE Loan Programs Office under Title XVII to facilitate construction of Phase 1b. In parallel with capital formation workstreams related to Giga America, permitting for pre-construction, construction, and ongoing operations are underway; front-end engineering and design, and building and infrastructure engineering has been initiated; and electric utilities contract negotiations are nearing completion. FREYR intends to reach an investment decision and begin construction of Giga America before year-end 2023 with a targeted start of production for Phase 1a in summer 2025.
•A recently commissioned report from Rystad Energy (“Rystad”) has projected that the deep market short of LFP battery production is poised to persist through 2030. The report’s findings, which were based on Rystad’s proprietary supply modeling framework, indicated that a shortfall of LFP capacity globally is likely in 2030 under a 1.6-degree demand scenario.
•FREYR’s financing activities are advancing through project level financing efforts with strategic and financial stakeholders. Discussions include parallel work streams with potential project-level equity subscribers, debt support through project financing banks, and applications under the U.S. DOE’s Loan Office to finance the initial and subsequent phases of Giga America, which is supported by the IRA; and Giga Arctic, which is supported by the ongoing project financing process and the anticipated Norwegian IRA response. Both processes are linked to relevant progress on battery cell performance and operating parameters at the CQP.
•Discussions are ongoing to formalize and announce the participation of new strategic partners in the Energy Transition Acceleration Coalition (“ETAC”). The new participants are expected to team with FREYR and ETAC representatives Glencore Plc (LN: GLEN), Caterpillar Inc. (NYSE: CAT), Siemens AG (GY: SIE), and Nidec.
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•The work to operationalize the ETAC is progressing. Existing and prospective coalition members have identified core focus areas that will require substantial scale up of sustainable battery solutions. Such focus areas currently include the decarbonization of heavy industry and mining, providing energy as a service product, enabling sustainable supply chains, ensuring recycling and circular solutions as well as the decarbonization of other sectors. Since the launch of this initiative, FREYR has been approached by a broad range of other multinational companies from various sectors expressing interest in joining the coalition.
•Construction of Giga Arctic continues to proceed at a measured pace in anticipation of a potential Norwegian response to the IRA. FREYR spent $64.3 million on previously authorized capital expenditures in 2Q 2023, approximately 84% of which were allocated to Giga Arctic.
•FREYR continues to make significant progress developing its global supply chain by evaluating, pursuing, advancing, and signing raw materials agreements with its growing network of partners. In accordance with the Company’s plan to develop Giga Arctic and Giga America in parallel while localizing supply chains, FREYR is expanding existing relationships with suppliers to include U.S. plant development and pursuing backup and alternative sources of key material inputs.
Overview of Financial Results
•FREYR reported a net loss attributable to ordinary shareholders for the second quarter of 2023 of $(25.3) million, or $(0.18) per diluted share compared to net income for the second quarter 2022 of $4.7 million or $0.04 per diluted share. The net loss in the second quarter of 2023 was due to corporate overhead, spending to support FREYR's projects and business development activities, and research and development spending, partially offset by gains on foreign currency transactions.
•As of June 30, 2023, FREYR had cash, cash equivalents, and restricted cash of $383.8 million.
Business Outlook
FREYR is focused on advancing the following strategic mandates and milestones:
•Execute the recently initiated testing program for Nidec, integrate production line equipment modules to reach fully automated production of cells and modules, and ramp production of testable batteries. The capability to produce sample cells from the CQP is expected to accelerate and cement customer dialogues, fortify FREYR’s competitive position, demonstrate the scalability of the 24M manufacturing process, and satisfy key technical performance milestones for financing purposes.
•Complete the project-level equity raise for Giga America with strategic and prospective financial partners, reach Final Investment Decision for Phase 1a of Giga America, and commence construction before year-end 2023. The fast-tracked development of Giga America is intended to accelerate the Company’s expansion in the U.S. to address customer inquiries for fit-for-purpose ESS solutions and to maximize the financial impact of the IRA along with state and local tax incentive packages.
•Finalize the redomiciling process to the United States by year-end 2023. The redomiciling to the U.S. is expected to dramatically enhance FREYR’s eligibility for inclusion in equity indexes and trigger associated benchmarking from actively managed funds, thereby delivering a significant uplift in fund flows to FREYR’s common equity.
•Leverage the appointment of Birger Steen as Chief Executive Officer and other ongoing recruiting initiatives to execute FREYR’s technology leadership strategy. As previously communicated, FREYR intends to accelerate the development of its proprietary, in-house development of AI and digitally enhanced simulation systems. Battery design and production represent the next frontier in AI-supported
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production with the potential to dramatically improve future battery cell performance, as well as testing and production lead times in deep collaboration with globally leading companies.
•Advance and/or finalize FREYR’s various capital formation initiatives in parallel with cooperation from leading strategic, financial, and government stakeholders. FREYR’s intensifying financing processes include prospective project level investment discussions; engagement with the U.S. DOE to secure financial assistance packages; advancing the Giga Arctic project financing; and a range of industrial partnership opportunities.
•Advance discussions that will further FREYR’s ambition to be an industrial scaling partner of choice for leading complementary technology platforms that target distinct and additional end market applications across the ESS, passenger EV, and commercial electric mobility markets.
•Continue to broaden and augment FREYR’s value proposition with the intention to maximize sustainable long-term shareholder value and enhance the Company’s competitive position. Key objectives in accordance with this strategy are to continue to forge new strategic and financial partnerships that advance and accelerate the Company’s industrialization plan and capital formation.
Presentation of Second Quarter 2023 Results
A presentation will be held today, August 10, 2023, at 8:30 am Eastern Daylight Time (2:30 pm Central European Time) to discuss financial results for the second quarter 2023. The results and presentation material will be available for download at https://ir.freyrbattery.com.
To access the conference call, listeners should contact the conference call operator at the appropriate number listed below approximately 10 minutes prior to the start of the call.
Participant conference call dial-in numbers:
United Kingdom: +44 20 4587 0498
United States: 1 (646) 787 9445
Spain: +34 919 01 16 44
Germany: +49 32 221098334
Sweden: +46 10 884 80 16
Switzerland: +41 22 518 90 26
The participant passcode for the call is: 424929
A webcast of the conference call will be broadcast simultaneously at https://freyr.eventcdn.net/events/q2-2023-earnings-conference-call on a listen-only basis. Please log in at least 10 minutes in advance to register and download any necessary software.

A replay of the webcast will be available at https://ir.freyrbattery.com/events-and-presentations/Events-Calendar/default.aspx.

***

About FREYR Battery
FREYR Battery aims to provide industrial scale clean battery solutions to reduce global emissions. Listed on the New York Stock Exchange, FREYR’s mission is to produce clean battery cells to accelerate the decarbonization of energy and transportation systems globally. FREYR has commenced building the first of its planned factories in Mo i Rana, Norway and announced potential development of industrial scale battery cell production in the United States. To learn more about FREYR, please visit www.freyrbattery.com.
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Investor contact:
Jeffrey Spittel
Vice President, Investor Relations
jeffrey.spittel@freyrbattery.com
Tel: (+1) 281-222-0161
Media contact:
Katrin Berntsen
Vice President, Communication
katrin.berntsen@freyrbattery.com
Tel: (+47) 920 54 570
Cautionary Statement Concerning Forward-Looking Statements
All statements, other than statements of present or historical fact included in this presentation, including, without limitation, the development, financing, construction, timeline, capacity, and other usefulness of FREYR’s CQP, Giga Arctic, Giga America, and other planned or future production facilities or Gigafactories (collectively, the “FREYR Facilities”); the achievement of key milestones at the CQP, including initial testing program for Nidec; the potential success of any ongoing financing processes, including the targeted Giga America project equity raise of up to $1 billion in early Q4 2023, the application with the U.S. Department of Energy Loan Programs Office under Title XVII for Giga America Phase 1b, and the formalization by the Norwegian Government financing institutions of Giga Arctic incentives package; FREYR’s plan to redomicile to the U.S. by year-end 2023 and any anticipated benefits of such change; the projection that the European LFP market is likely to remain undersupplied into 2030; the integration of AI and other next-generation technologies to battery manufacturing; the anticipated Norwegian response to the U.S. Inflation Reduction Act (“IRA”) and FREYR’s ability to secure the Norwegian government’s support for Giga Arctic, including the formalization of a financial support package; the accelerated development of Giga America, including FREYR’s ability to raise $1 billion of project-level equity and receive U.S. Department of Energy loan and grant support, secure pre-construction and construction permits and operations approvals, procure equipment, negotiate utilities contracts, and start construction in 4Q 2023; FREYR’s ability to achieve giga scale production through participation in IRA incentives and any potential benefits of the IRA; the strong interest from potential strategic, industrial and financial partners at project levels to provide financing; FREYR’s ability to balance speed of capital deployment with commitment to a strong liquidity profile; FREYR’s delivery of first sample cells to Nidec for testing; the predicted persistence of a deep market short for ESS solutions; FREYR’s ability to deliver technology validation, capital formation, and industrial partnerships; the progress and expected outcomes of FREYR’s industrialization plans and project financing are forward looking statements.
These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside FREYR’s control and are difficult to predict. Additional information about factors that could materially affect FREYR is set forth under the “Risk Factors” section in (i) FREYR’s Registration Statement on Form S-3 filed with the Securities and Exchange Commission on September 1, 2022, and (ii) FREYR’s annual report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2023, and available on the SEC’s website at www.sec.gov. Except as otherwise required by applicable law, FREYR disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. Should underlying assumptions prove incorrect, actual results and projections could differ materially from those expressed in any forward-looking statements.
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FREYR BATTERY
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands)
(Unaudited)

	June 30, 2023	December 31, 2022

ASSETS
Current assets:
Cash and cash equivalents	$334,364	$443,063
Restricted cash	49,425	119,982
Prepaid assets	4,250	8,293
Other current assets	6,845	8,117
Total current assets	394,884	579,455

Property and equipment, net	320,007	210,777
Intangible assets, net	2,888	2,963
Long-term investments	22,628	—
Convertible note	—	19,954
Right-of-use asset under operating leases	23,431	14,538
Other long-term assets	9	11
Total assets	$763,847	$827,698

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$20,162	$6,765
Accrued liabilities and other	32,510	51,446
Share-based compensation liability	4,570	4,367
Total current liabilities	57,242	62,578

Warrant liability	34,939	33,849
Operating lease liability	18,632	11,144
Other long-term liabilities	20,145	—
Total liabilities	130,958	107,571

Commitments and contingencies

Shareholders’ equity:
Ordinary share capital, no par value, 245,000 ordinary shares authorized, and 139,854 and 139,705 ordinary shares issued and outstanding, respectively, as of both June 30, 2023 and December 31, 2022	139,854	139,854
Additional paid-in capital	777,813	772,602
Treasury stock	(1,041)	(1,041)
Accumulated other comprehensive (loss) income	(45,049)	9,094
Accumulated deficit	(241,062)	(203,054)
Total ordinary shareholders' equity	630,515	717,455

Non-controlling interests	2,374	2,672
Total equity	632,889	720,127

Total liabilities and equity	$763,847	$827,698
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FREYR BATTERY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(In Thousands, Except per Share Amounts)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Operating expenses:
General and administrative	$27,631	$28,150	$57,633	$52,764
Research and development	6,365	3,082	11,209	5,941
Share of net loss of equity method investee	30	296	55	463
Total operating expenses	34,026	31,528	68,897	59,168
Loss from operations	(34,026)	(31,528)	(68,897)	(59,168)

Other income (expense):
Warrant liability fair value adjustment	(2,556)	33,392	(1,151)	24,704
Convertible note fair value adjustment	—	270	1,074	491
Interest income, net	1,755	14	4,758	29
Foreign currency transaction gain	7,711	1,421	23,759	1,090
Other income, net	1,851	1,102	2,492	2,618
Total other income (expense)	8,761	36,199	30,932	28,932
(Loss) income before income taxes	(25,265)	4,671	(37,965)	(30,236)
Income tax expense	(138)	—	(341)	—
Net (loss) income	(25,403)	4,671	(38,306)	(30,236)
Net loss attributable to non-controlling interests	121	—	298	—
Net (loss) income attributable to ordinary shareholders	$(25,282)	$4,671	$(38,008)	$(30,236)

Weighted average ordinary shares outstanding:
Basic	139,705	116,830	139,705	116,842
Diluted	139,705	119,250	139,705	116,842

Net (loss) income per share:
Basic	$(0.18)	$0.04	$(0.27)	$(0.26)
Diluted	$(0.18)	$0.04	(0.27)	(0.26)

Other comprehensive income (loss):
Net (loss) income	$(25,403)	$4,671	$(38,306)	$(30,236)
Foreign currency translation adjustments	(20,425)	(7,791)	(54,143)	(7,458)
Total comprehensive loss	$(45,828)	$(3,120)	$(92,449)	$(37,694)
Comprehensive loss attributable to non-controlling interests	121	—	298	—
Comprehensive loss attributable to ordinary shareholders	$(45,707)	$(3,120)	$(92,151)	$(37,694)

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FREYR BATTERY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)
(Unaudited)

	Six months ended June 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(38,306)	$(30,236)
Adjustments to reconcile net loss to cash used in operating activities:
Share-based compensation expense	5,201	2,923
Depreciation and amortization	732	186
Reduction in the carrying amount of right-of-use assets	491	746
Warrant liability fair value adjustment	1,151	(24,704)
Convertible note fair value adjustment	(1,074)	(491)
Share of net loss of equity method investee	55	463
Foreign currency transaction net unrealized gain	(23,247)	(2,113)
Other	145	—
Changes in assets and liabilities:
Prepaid assets and other current assets	2,834	(12,663)
Accounts payable, accrued liabilities and other	19,967	15,902
Operating lease liability	(2,669)	(443)
Net cash used in operating activities	(34,720)	(50,430)

Cash flows from investing activities:
Proceeds from property related grants	—	4,874
Purchases of property and equipment	(128,361)	(26,420)
Investments in equity method investee	(1,655)	(3,000)
Purchases of other long-term assets	(1,000)	—
Net cash used in investing activities	(131,016)	(24,546)

Cash flows from financing activities:
Repurchase of treasury shares	—	(1,052)
Net cash used in financing activities	—	(1,052)

Effect of changes in foreign exchange rates on cash, cash equivalents, and restricted cash	(13,520)	(1,235)
Net decrease in cash, cash equivalents, and restricted cash	(179,256)	(77,263)
Cash, cash equivalents, and restricted cash at beginning of period	563,045	565,627
Cash, cash equivalents, and restricted cash at end of period	$383,789	$488,364

Significant non-cash investing and financing activities:
Accrued purchases of property and equipment	$23,085	$13,026

Reconciliation to condensed consolidated balance sheets:
Cash and cash equivalents	$334,364	$484,204
Restricted cash	49,425	4,160
Cash, cash equivalents, and restricted cash	$383,789	$488,364

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